Exhibit 10.4
FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT
     THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT dated as of March 17, 2008 (the “Amendment”), by and among Bravo Development, Inc., an Ohio corporation (the “Borrower”), Bravo Development Holdings, LLC, a Delaware limited liability company (“Holdings”), the Guarantors, the Purchasers and Golub Capital Incorporated, as Administrative Agent for the Purchasers. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Note Purchase Agreement (as defined below).
RECITALS
     WHEREAS, the Borrower, Holdings, the Guarantors, the Purchasers and the Administrative Agent entered into that certain Note Purchase Agreement dated as June 29, 2006 (the “Note Purchase Agreement”):
     WHEREAS, the Borrower has requested that the Purchasers amend the Note Purchase Agreement as set forth below; and
     WHEREAS, the Purchasers are willing to amend the Note Purchase Agreement, on the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Amendments.
     (a) Section 2.5(a) of the Note Purchase Agreement is hereby amended by inserting the following to the end of such section:
     Notwithstanding anything contained herein to the contrary, the Borrower may not prepay the Notes, in whole or in part, until the earlier to occur of (i) June 30, 2010, (ii) an event described in clause (a) of the definition of “Change of Control”, (iii) an acquisition or series of related acquisitions by a Credit Party of a Target if, and only if, (A) the Administrative Agent and its Affiliates are provided with a right of first refusal with respect to any subordinated debt or preferred equity financing that is incurred by any Credit Party, the Target or any successor or Affiliate of the foregoing in connection with such acquisition, (B) the Administrative Agent and its Affiliates, if they elect not to provide all of such financing in connection with such right of first refusal, are provided with the right to participate in any such financing in an amount at least equal to the then outstanding principal amount of the Notes (including any Principal Increases) and (C) if the Administrative Agent and its Affiliates elect not to provide or participate in such financing in connection with clauses (A) and (B) of this clause (iii), then the applicable premium set forth in the table above that is payable in connection with any such prepayment shall be increased by 1.5% of the principal amount to be prepaid, and (iv) an Event of Default arising as a result of a breach of Section 5.9 hereof, if and only if, (A) the corresponding event of default arising under the Senior Credit Agreement has been waived and the Administrative Agent notifies the Borrower that it is not willing to waive such Event of Default on terms no less favorable to the Borrower than those agreed to by the Senior Agent and the Senior Lenders in respect thereof or (B) (I) the corresponding event of default arising under the Senior Credit Agreement has not been waived, (II) the Borrower repays the entire Senior Debt then outstanding in connection therewith and (III) the Administrative Agent notifies the Borrower that it is not willing to waive such Event of Default on commercially reasonable terms. If the Borrower elects to prepay the Notes pursuant to clauses (ii), (iii) or (iv) of this paragraph, the Borrower shall prepay the Notes in full (but not in part), together with accrued interest thereon to the date of such prepayment (including the amount of all Principal Increases), together with the applicable premium set forth in the table above (as increased by clause (iii)(C) in the case of a prepayment in connection with clause (iii)).
     (b) Section 5.9(d) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
     (d) Consolidated Capital Expenditures. The sum of (a) Consolidated Capital Expenditures for any fiscal year less (b) the amount of payments of tenant incentives actually received by the Borrower and its subsidiaries during such fiscal year, shall be less than or equal to the amounts set forth in the table below opposite such fiscal year; provided that the maximum amount of Consolidated Capital Expenditures permitted in each fiscal year shall be increased by one hundred (100%) of the unused Consolidated Capital Expenditures from the immediately preceding fiscal year (calculated without reference to any amounts carried forward to such preceding year from any earlier year pursuant to this proviso); provided further, however, that to the extent that less than seventy percent (70%) of the permitted Consolidated Capital Expenditures for any fiscal year is utilized, the Borrower shall only be permitted to carry forward to the following fiscal year fifty percent (50%) of such unused Consolidated Capital Expenditures from such immediately preceding fiscal year (calculated without reference to any amounts carried forward from prior years pursuant to this proviso):

Fiscal Year	Amount
Fiscal Year 2006	$24,200,000
Fiscal Year 2007	$22,300,000
Fiscal Year 2008	$28,900,000
Fiscal Year 2009	$28,900,000
Fiscal Year 2010	$23,500,000
Fiscal Year 2011 and thereafter	$23,600,000
     Notwithstanding the foregoing, the Borrower will not (and will not permit any of its Subsidiaries to) commit to open any new Restaurants

(including without limitation entering into any lease, purchase agreement, construction contract or other agreement or arrangement relating to the lease, acquisition, build-out or refurbishment of any property in connection with the opening or anticipated opened of a new Restaurant (other than leases which are subject to a binding written commitment)) if at such time, the Consolidated Total Leverage Ratio as at the end of the most recently ended fiscal quarter for which the Borrower has delivered the required financial statements pursuant to Section 5.1(b) and a compliance certificate pursuant to Section 5.2(b) exceeds the Incurrence Ratio, or if any Default or Event of Default then exists or would result therefrom; provided, however, that if any time the Consolidated Total Leverage Ratio as at the end of the most recently ended fiscal quarter for which the Borrower has delivered the required financial statements pursuant to Section 5.1(b) and a compliance certificate pursuant to Section 5.2(b) exceeds the Incurrence Ratio, the Borrower shall use commercially reasonable efforts to minimize Consolidated Growth Capital Expenditures.
     Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in this Section 5.9 (including, without limitation for the purposes of the definition of “Pro Forma Basis” set forth in Section 1.1), (i) after consummation of any Permitted Acquisition, (A) income statement items and other balance sheet items (whether positive or negative) attributable to the Target acquired in such transaction shall be included in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrower and the Required Purchasers, and (B) Indebtedness of a Target which is retired in connection with the Acquisition or any Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period and (ii) after any asset disposition permitted by Section 6.4(a)(vi), (A) income statement items, cash flow statement items and other balance sheet items (whether positive or negative) attributable to the property or assets disposed of shall be excluded in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrower and the Administrative Agent (after consultation with the Purchasers) and (B) Indebtedness that is repaid with the proceeds of such asset disposition shall be excluded from such calculations and deemed to have been repaid as of the first day of such applicable period.

     (c) A new subsection (e) is hereby added to Section 5.9 of the Note Purchase Agreement:
     (e) Consolidated EBITDA. As of the end of each fiscal quarter ending during the following periods, Consolidated EBITDA for the four fiscal quarter period ending on such date shall be greater than or equal to:

Period	Amount
October 1, 2008 through December 31, 2008	$23,850,000
January 1, 2009 and thereafter	$24,750,000
     2. Conditions Precedent. This Amendment shall be effective upon receipt by the Administrative Agent of the following:
     (a) counterparts of this Amendment duly executed by the Borrower, the Guarantors, the Required Purchasers and the Administrative Agent; and
     (b) satisfactory evidence that the Senior Credit Agreement shall have been (or simultaneously with the effective date of this Amendment shall be) amended pursuant to the form of amendment attached hereto as Exhibit A (“Amendment to Senior Credit Agreement”), which shall include a consent by the Senior Agent and the Required Lenders (as defined in the Senior Credit Agreement) to the transactions contemplated hereby.
     3. Miscellaneous.
     (a) The Note Purchase Agreement, and the obligations of the Credit Parties thereunder and under the other Note Purchase Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.
     (b) Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Note Purchase Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Note Purchase Agreement or the other Note Purchase Documents.
     (c) The Borrower and each of the Guarantors hereby represent and warrant as follows:
     (i) Each Credit Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment;
     (ii) This Amendment has been duly executed and delivered by the Credit Parties and constitutes each of the Credit Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);
     (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this Amendment; and
     (iv) None of the Credit Parties, nor, to the knowledge of any of the Credit Parties, any Affiliate or Subsidiary of any Credit Party, nor, to the knowledge of any of the Credit Parties, any director, officer or employee of any Credit Party or any Subsidiary of a Credit Party, or any of their Affiliates, respectively, has entered into any side agreement or understanding, either oral or written, with any individual or entity, pursuant to which the director, officer, employee, Borrower, Subsidiary or Affiliate agreed to do anything beyond the requirements of the Amendment to Senior Credit Agreement to be executed by the Credit Parties in accordance with Section 2(b) hereof.
     (d) The Credit Parties represent and warrant to the Purchasers that (i) the representations and warranties of the Credit Parties set forth in Article III of the Note Purchase Agreement and in each other Note Purchase Document are true and correct as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default. By its signature below, each Credit Party agrees that it shall constitute an Event of Default if any representation or warranty made by any Credit Party in this Amendment should be false or misleading in any material respect when made.
     (e) At such time as this Amendment shall become effective pursuant to the terms of Paragraph 2 hereof, all references in the Note Purchase Documents to the “Note Purchase Agreement” shall be deemed to refer to the Note Purchase Agreement as hereby amended.
     (f) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.
     (g) Pursuant to Section 9.5 of the Note Purchase Agreement, all costs and expenses incurred or sustained by the Administrative Agent in connection with this Amendment, including the reasonable fees and disbursements of counsel to the Administrative Agent in connection therewith, will be for the account of the Borrowers whether or not this Amendment is consummated.
     (h) The Credit Parties acknowledge and confirm (a) that, as of the date hereof, the aggregate outstanding principal amount of the Notes is $27,500,000 plus all Principal Increases prior to the date hereof and the Credit Parties’ obligations to repay such outstanding principal amount plus any accrued and unpaid interest thereon are unconditional and not subject to any offsets, defenses or counterclaims, (b) that the Purchasers and the Administrative Agent have performed fully all of their respective obligations under the Note Purchase Agreement and the other Note Purchase Documents, and (c) by entering into this Amendment, neither the Administrative Agent nor the Purchasers waive any term or condition of the Note Purchase Agreement or any of the other Note Purchase Documents or any of their rights or remedies under such Note Purchase Documents or applicable law or any of the obligations of the Credit Parties thereunder.
     (i) The Credit Parties hereby remise, release, acquit, satisfy and forever discharge the Purchasers, the Administrative Agent, and their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Purchasers or the Administrative Agent, of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Purchasers, the Administrative Agent, their respective agents, employees, officers, directors, attorneys and all persons acting or purporting to act on behalf of or at the direction of the Purchasers or the Agent (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever arising from, in connection with or in relation to the Note Purchase Agreement or any of the other Note Purchase Documents (including this Amendment) through the date hereof. Without limiting the generality of the foregoing, the Credit Parties waive and affirmatively agree not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest any conduct of the Purchasers, Administrative Agent or other Releasees on or prior to the date hereof.
     (j) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
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     Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	BRAVO DEVELOPMENT, INC., an Ohio corporation
	By:	/s/ James J. O’Connor
		Name:	James J. O’Connor
		Title:	Chief Financial Officer, Treasurer and Secretary

HOLDINGS:	BRAVO DEVELOPMENT HOLDINGS LLC, a Delaware limited liability company
	By:	/s/ Harold O. Rosser
		Name:	Harold O. Rosser

GUARANTORS:	BRAVO DEVELOPMENT OF KANSAS, INC., a Kansas corporation
	By:	/s/ James J. O’Connor
		Name:	James J. O’Connor
		Title:	Chief Financial Officer, Treasurer and Secretary

BRIO TUSCAN GRILLE OF WOODLANDS, INC., a Texas corporation
	By:	/s/ Laura Tappen
		Name:	Laura Tappen
		Title:	President

BRAVO DEVELOPMENT, INC.
FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

PURCHASERS:	GOLUB CAPITAL PARTNERS FUNDING 2007-1
	By:	Golub Capital Incorporated, as Servicer

	By:	/s/ Gregory W. Cashman
		Name:	Gregory W. Cashman
		Title:	Chief Investment Officer

GOLUB INTERNATIONAL LOAN LTD. I
	By:	GOLUB CAPITAL INTERNATIONAL MANAGEMENT LLC, as Collateral Manger

	By:	/s/ Gregory W. Cashman
		Name:	Gregory W. Cashman
		Title:	Secretary

GOLUB CAPITAL LOAN TRUST 2005-1
	By:	Golub Capital Incorporated, as Servicer

	By:	/s/ Gregory W. Cashman
		Name:	Gregory W. Cashman
		Title:	Chief Investment Officer

LEG PARTNERS DEBENTURE SBIC, L.P.
	By:	Golub Debenture GP, LLC,
its General Partner

	By:	/s/ Gregory W. Cashman
		Name:	Gregory W. Cashman
		Title:	Vice President

LEG PARTNERS III SBIC, L.P.
	By:	Golub PS-GP, LLC,
its General Partner

	By:	/s/ Gregory W. Cashman
		Name:	Gregory W. Cashman
		Title:	Vice President

BRAVO DEVELOPMENT, INC.
FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

ADMINISTRATIVE AGENT:	GOLUB CAPITAL INCORPORATED, as Administrative Agent
	By:	/s/ Gregory W. Cashman
		Name:	Gregory W. Cashman
		Title:	Vice President

BRAVO DEVELOPMENT, INC.
FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

Exhibit A
Amendment to Senior Credit Agreement
[attached hereto.]